                                                                  Exhibit 4(c)

                              AMENDED AND RESTATED

                                   REGULATIONS

                                       OF

                             RURBAN FINANCIAL CORP.


                                      INDEX

Section    Caption                                                                           Page No.
-------    -------                                                                           --------
              ARTICLE ONE
              MEETINGS OF SHAREHOLDERS
  1.01     Annual Meetings.................................................................      l
  1.02     Calling of Meetings.............................................................      l
  1.03     Place of Meetings...............................................................      1
  1.04     Notice of Meetings..............................................................      1
  1.05     Waiver of Notice................................................................      2
  1.06     Quorum..........................................................................      2
  1.07     Votes Required..................................................................      2
  1.08     Order of Business...............................................................      3
  1.09     Shareholders Entitled to Vote...................................................      3
  1.10     Proxies.........................................................................      3
  1.11     Inspectors of Election..........................................................      3

              ARTICLE TWO
              DIRECTORS
  2.01     Authority and Qualifications....................................................      4
  2.02     Number of Directors and Term of Office..........................................      4
  2.03     Nomination and Election.........................................................      4
  2.04     Removal.........................................................................      5
  2.05     Vacancies.......................................................................      6
  2.06     Meetings........................................................................      6
  2.07     Notice of Meetings..............................................................      6
  2.08     Waiver of Notice................................................................      7
  2.09     Quorum..........................................................................      7
  2.10     Executive Committee.............................................................      7
  2.11     Compensation....................................................................      8
  2.12     By-Laws.........................................................................      8

              ARTICLE THREE
              OFFICERS
  3.01     Offices.........................................................................      8
  3.02     Tenure of Office................................................................      8
  3.03     Duties of the Chairman of the Board.............................................      9
  3.04     Duties of the President.........................................................      9
  3.05     Duties of the Vice Presidents...................................................      9
  3.06     Duties of the Secretary.........................................................      9
  3.07     Duties of the Treasurer.........................................................      9

              ARTICLE FOUR
              SHARES
  4.01     Certificates....................................................................     10
  4.02     Transfers.......................................................................     10
  4.03     Transfer Agents and Registrars..................................................     11
  4.04     Lost, Wrongfully Taken or Destroyed
            Certificates...................................................................     11

              ARTICLE FIVE
              INDEMNIFICATION AND INSURANCE
  5.01     Indemnification.................................................................     11
  5.02     Discretionary Indemnification...................................................     12
  5.03     Indemnification for Expenses....................................................     13
  5.04     Determination Required..........................................................     13
  5.05     Advances for Expenses...........................................................     14
  5.06     Article Five Not Exclusive......................................................     14
  5.07     Insurance.......................................................................     14
  5.08     Definition of "the Corporation".................................................     14

              ARTICLE SIX
              MISCELLANEOUS
  6.01     Seal............................................................................     15
  6.02     Amendments......................................................................     15
  6.03     Action by Shareholders or Directors
            Without a Meeting..............................................................     15

                                   REGULATIONS

                                       OF

                             RURBAN FINANCIAL CORP.



                                   ARTICLE ONE

                            MEETINGS OF SHAREHOLDERS

     Section 1.01. Annual Meetings. The annual meeting of the shareholders for the election of directors, for the consideration of reports to be laid before such meeting and for the transaction of such other business as may properly come before such meeting, shall be held on the fourth Monday in April in each year or on such other date as may be fixed from time to time by the directors.

     Section 1.02. Calling of Meetings. Meetings of the shareholders may be called only by the chairman of the board, the president, or, in case of the president's absence, death, or disability, the vice president authorized to exercise the authority of the president; the secretary; the directors by action at a meeting, or a majority of the directors acting without a meeting; or the holders of at least 25% of all shares outstanding and entitled to vote thereat.

     Section 1.03. Place of Meetings. All meetings of shareholders shall be held at the principal office of the corporation, unless otherwise provided by action of the directors. Meetings of shareholders may be held at any place within or without the State of Ohio.

     Section 1.04. Notice of Meetings. (A) Written notice stating the time, place and purposes of a meeting of the shareholders shall be given either by personal delivery or by mail not less than seven nor more than 60 days before the date of the meeting, (l) to each shareholder of record entitled to notice of the meeting, (2) by or at the direction of the president or the secretary. If mailed, such notice shall be addressed to the shareholder at his address as it appears on the records of the corporation. Notice of adjournment of a meeting need not be given if the time and place to which it is adjourned are fixed and announced at such meeting. In the event of a transfer of shares after the record date for determining the shareholders who are entitled to receive notice of a meeting of shareholders, it shall not be necessary to give notice to the transferee. Nothing herein contained shall prevent the setting of a record date in the manner provided by law, the Articles or the Regulations for the determination of shareholders who are entitled to receive notice of or to vote at any meeting of shareholders or for any purpose required or permitted by law.

     (B) Following receipt by the president or the secretary of a request in writing, specifying the purpose or purposes for which the persons properly making such request have called a meeting of the shareholders, delivered either in person or by registered mail to such officer by any persons entitled to call a meeting of shareholders, such officer shall cause to be given to the shareholders entitled thereto notice of a meeting to be held on a date not less than seven nor more than 60 days after the receipt of such request, as such officer may fix. If such notice is not given within 30 days after the receipt of such request by the president or the secretary, then, and only then, the persons properly calling the meeting may fix the time of meeting and give notice thereof in accordance with the provisions of the regulations.

     Section 1.05. Waiver of Notice. Notice of the time, place and purpose or purposes of any meeting of shareholders may he waived in writing, either before or after the holding of such meeting, by any shareholders, which writing shall be filed with or entered upon the records of such meeting. The attendance of any shareholder, in person or by proxy, at any such meeting without protesting the lack of proper notice, prior to or at the commencement of the meeting, shall be deemed to be a waiver by such shareholder of notice of such meeting.

     Section 1.06. Quorum. At any meeting of shareholders, the holders of a majority of the voting shares of the corporation then outstanding and entitled to vote thereat, present in person or by proxy, shall constitute a quorum for such meeting. The holders of a majority of the voting shares represented at a meeting, whether or not a quorum is present, or the chairman of the board, the president, or the officer of the corporation acting as chairman of the meeting, may adjourn such meeting from time to time, and if a quorum is present at such adjourned meeting any business may be transacted as if the meeting had been held as originally called.

     Section 1.07. Votes Required. At all elections of directors the candidates receiving the greatest number of votes shall he elected. Any other matter submitted to the shareholders for their vote shall be decided by the vote of such proportion of the shares, or of any class of shares, or of each class, as is required by law, the Articles or the Regulations.

     Section 1.08. Order of Business. The order of business at any meeting of shareholders shall be determined by the officer of the corporation acting as chairman of such meeting unless otherwise determined by a vote of the holders of a majority of the voting shares of the corporation then outstanding, present in person or by proxy, and entitled to vote at such meeting.

     Section 1.09. Shareholders Entitled to Vote. Each shareholder of record on the books of the corporation on the record date for determining the shareholders who are entitled to vote at a meeting of shareholders shall be entitled at such meeting to one vote for each share of the corporation standing in his name on the books of the corporation on such record date. The directors may fix a record date for the determination of the shareholders who are entitled to receive notice of and to vote at a meeting of shareholders, which record date shall not be a date earlier than the date on which the record date is fixed and which record date may be a maximum of 60 days preceding the date of the meeting of shareholders.

     Section 1.10. Proxies. At meetings of the shareholders any shareholder of record entitled to vote thereat may be represented and may vote by a proxy or proxies appointed by an instrument in writing signed by such shareholder, but such instrument shall be filed with the secretary of the meeting before the person holding such proxy shall be allowed to vote thereunder. No proxy shall be valid after the expiration of eleven months after the date of its execution, unless the shareholder executing it shall have specified therein the length of time it is to continue in force.

     Section 1.11. Inspectors of Election. In advance of any meeting of shareholders, the directors may appoint inspectors of election to act at such meeting or any adjournment thereof; if inspectors are not so appointed, the officer of the corporation acting as chairman of any such meeting may make such appointment. In case any person appointed as inspector fails to appear or act, the vacancy may be filled only by appointment made by the directors in advance of such meeting or, if not so filled, at the meeting by the officer of the corporation acting as chairman of such meeting. No other person or persons may appoint or require the appointment of inspectors of election.

                                   ARTICLE TWO

                                    DIRECTORS

     Section 2.01. Authority and Qualifications. Except where the law, the Articles or the Regulations otherwise provide, all authority of the corporation shall be vested in and exercised by its directors. Directors need not be shareholders of the corporation. No person shall be eligible to be elected or reelected as a director after such person has reached the age of 70 years; except that this qualification shall not apply to a person elected as an initial director of the corporation who shall have reached 70 years of age at the time of such initial election.

     Section 2.02. Number of Directors and Term of Office.

     (A) Until changed in accordance with the provisions of the Regulations, the number of directors of the corporation shall be nine (9). Except as provided in the Articles of the corporation, each director shall be elected to serve until the annual meeting of shareholders at which the term of such director shall expire and until his successor is duly elected and qualified or until his earlier resignation, removal from office, or death.

     (B) The number of directors may be fixed or changed in accordance with the Articles of the corporation at a meeting of the shareholders called for the purpose of electing directors at which a quorum is present.

     (C) The directors may fix or change the number of directors by the affirmative vote of two-thirds (2/3) of the authorized number of directors and may fill any director's office that is created by an increase in the number of directors; provided, however, that the directors may not increase the number of directors to more than fifteen (15) nor reduce the number of directors to less than nine (9).

     (D) No reduction in the number of directors shall of itself have the effect of shortening the term of any incumbent director.

     Section 2.03. Nomination and Election. (A) Any nominee for election as a director of the corporation may be proposed only by the Board of Directors or by any shareholder entitled to vote for the election of directors. No person, other than a nominee proposed by the Board of Directors, may be nominated for election as a director of the corporation unless such person shall have been proposed in a written notice, delivered or mailed by first-class United States mail, postage prepaid, to the Secretary of the corporation at its principal office. In the case of a nominee proposed for election as a director at an annual meeting of shareholders, such written notice of a proposed nominee shall be received by the Secretary of the corporation on or before the later of (i) February l, immediately preceding such annual meeting or (ii) the sixtieth (60th) day prior to the first anniversary of the most recent annual meeting of shareholders of the corporation held for the election of directors; provided, however, that if the annual meeting for the election of directors in any year is not held on or before the thirty-first (31st) day next following such anniversary, then the written notice required by this subparagraph (A) shall be received by the Secretary within a reasonable time prior to the date of such annual meeting. In the case of a nominee proposed by a shareholder for election as a director at a special meeting of shareholders at which directors are to be elected, such written notice of a proposed nominee shall be received by the Secretary of the corporation no later than the close of business on the seventh(7th) day following the day on which notice of the special meeting was mailed to shareholders. Each such written notice of a proposed nominee shall set forth (l) the name, age, business or residence address of each nominee proposed in such notice, (2) the principal occupation or employment of each such nominee, and (3) the number of common shares of the corporation owned beneficially and/or of record by each such nominee and the length of time any such shares have been so owned.

     (B) If a shareholder shall attempt to nominate one or more persons for election as a director at any meeting at which directors are to be elected without having identified each such person in a written notice given as contemplated by, and/or without having provided therein the information specified in, sub-paragraph (A) of this Section, each such attempted nomination shall be invalid and shall be disregarded unless the person acting as chairman of the meeting determines that the facts warrant the acceptance of such nomination.

     (C) The election of directors shall be by ballot whenever requested by the person acting as chairman of the meeting or by the holders of a majority of the voting shares outstanding, entitled to vote at such meeting and present in person or by proxy, but unless such request is made, the election shall be by voice vote.

     Section 2.04. Removal. A director or directors may be removed from office, with or without assigning any cause, only by the vote of the holders of shares entitling them to exercise not less than eighty percent (80%) of the voting power of the corporation entitling them to elect directors in place of those to be removed. In case of any such removal, a new director may be elected at the same meeting for the unexpired term of each director removed. Failure to elect a director to fill the unexpired term of any director removed shall be deemed to create a vacancy in the board.

     Section 2.05. Vacancies. Vacancies, and newly created directorships resulting from any increase in the authorized number of directors, may be filled by the affirmative vote of two-thirds (2/3) of the whole authorized number of directors or by the affirmative vote of the holders of at least four-fifths (4/5) of the outstanding voting power of the corporation voting at a meeting of the shareholders called for such purpose or in any other manner provided by law, the Articles or the Regulations.

     Section 2.06. Meetings. A meeting of the directors shall be held immediately following the adjournment of each annual meeting of shareholders at which directors are elected, and notice of such meeting need not be given. The directors shall hold such other meetings as may from time to time be called, and such other meetings of directors may be called only by the chairman of the board, the president, or any two directors. All meetings of directors shall be held at the principal office of the corporation in Defiance, Ohio or at such other place within or without the State of Ohio, as the directors may from time to time determine by a resolution. Meetings of the directors may be held through any communications equipment if all persons participating can hear each other and participation in a meeting pursuant to this provision shall constitute presence at such meeting.

     Section 2.07. Notice of Meetings. Notice of the time and place of each meeting of directors for which such notice is required by law, the Articles, the Regulations or the By-Laws shall be given to each of the directors by at least one of the following methods:

     (A) In a writing mailed not less than three days before such meeting and addressed to the residence or usual place of business of a director, as such address appears on the records of the corporation; or

     (B) By telegraph, cable, radio, wireless, or a writing sent or delivered to the residence or usual place of business of a director as the same appears on the records of the corporation, not later than the day before the date on which such meeting is to be held; or

     (C) Personally or by telephone not later than the day before the date on which such meeting is to be held.

Notice given to a director by any one of the methods specified in the Regulations shall be sufficient, and the method of giving notice to all directors need not be uniform. Notice of any meeting of directors may be given only by the chairman of the board, the president or the secretary of the corporation. Any such notice need not specify the purpose or purposes of the meeting. Notice of adjournment of a meeting of directors need not be given if the time and place to which it is adjourned are fixed and announced at such meeting.

     Section 2.08. Waiver of Notice. Notice of any meeting of directors may be waived in writing, either before or after the holding of such meeting, by any director, which writing shall be filed with or entered upon the records of the meeting. The attendance of any director at any meeting of directors without protesting, prior to or at the commencement of the meeting, the lack of proper notice, shall be deemed to be a waiver by him of notice of such meeting.

     Section 2.09. Quorum. A majority of the whole authorized number of directors shall be necessary to constitute a quorum for a meeting of directors, except that a majority of the directors in office shall constitute a quorum for filling a vacancy in the board. The act of a majority of the directors present at a meeting at which a quorum is present is the act of the board, except as otherwise provided by law, the Articles or the Regulations.

     Section 2.10. Executive Committee. The directors may create an executive committee or any other committee of directors, to consist of not less than three directors, and may authorize the delegation to such executive committee or other committees of any of the authority of the directors, however conferred, other than that of filling vacancies among the directors or in the executive committee or in any other committee of the director.

     Such executive committee or any other committee of directors shall serve at the pleasure of the directors, shall act only in the intervals between meetings of the directors, and shall be subject to the control and direction of the directors. Such executive committee or other committee of directors may act by a majority of its members at a meeting or by a writing or writings signed by all of its members.

     Any act or authorization of an act by the executive committee or any other committee within the authority delegated to it shall be as effective for all purposes as the act or authorization of the directors. No notice of a meeting of the executive committee or of any other committee of directors shall be required. A meeting of the executive committee or of any other committee of directors may be called only by the president or by a member of such executive or other committee of directors. Meetings of the executive committee or of any other committee of directors may be held through any communications equipment if all persons participating can hear each other and participation in such a meeting shall constitute presence thereat.

     Section 2.11. Compensation. Directors shall be entitled to receive as compensation for services rendered and expenses incurred as directors, such amounts as the directors may determine.

     Section 2.12. By-Laws. The directors may adopt, and amend from time to time, By-Laws for their own government, which By-Laws shall not be inconsistent with the law, the Articles or the Regulations.


                                  ARTICLE THREE

                                    OFFICERS

     Section 3.01. Offices. The officers of the corporation to be elected by the directors shall be a president, a secretary, a treasurer, and, if desired, one or more vice presidents and such other officers and assistant officers as the directors may from time to time elect. The directors may elect a chairman of the board, who must be a director. Officers need not be shareholders of the corporation, and may be paid such compensation as the board of directors may determine. Any two or more offices may be held by the same person, but no officer shall execute, acknowledge, or verify any instrument in more than one capacity if such instrument is required by law, the Articles, the Regulations or the By-Laws to be executed, acknowledged, or verified by two or more officers.

     Section 3.02. Tenure of Office. The officers of the corporation shall hold office at the pleasure of the directors.

Any officer of the corporation may be removed, either with or without cause, at any time, by the affirmative vote of a majority of all the directors then in office; such removal, however, shall be without prejudice to the contract rights, if any, of the person so removed.

     Section 3.03. Duties of the Chairman of the Board. The chairman of the board, if any, shall preside at all meetings of the directors. He shall have such other powers and duties as the directors shall from time to time assign to him.

     Section 3.04. Duties of the President. The president shall be the chief executive officer of the corporation and shall exercise supervision over the business of the corporation and shall have, among such additional powers and duties as the directors may from time to time assign to him, the power and authority to sign all certificates evidencing shares of the corporation and all deeds, mortgages, bonds, contracts, notes and other instruments requiring the signature of the president of the corporation. It shall be the duty of the president to preside at all meetings of shareholders.

     Section 3.05. Duties of the Vice Presidents. In the absence of the president or in the event of his inability or refusal to act, the vice president, if any (or in the event there be more than one vice president, the vice presidents in the order designated, or in the absence of any designation, then in the order of their election), shall perform the duties of the president, and when so acting, shall have all the powers of and be subject to all restrictions upon the president. The vice presidents shall perform such other duties and have such other powers as the directors may from time to time prescribe.

     Section 3.06. Duties of the Secretary. It shall be the duty of the secretary, or of an assistant secretary, if any, in case of the absence or inability to act of the secretary, to keep minutes of all the proceedings of the shareholders and the directors and to make a proper record of the same; to perform such other duties as may be required by law, the Articles or the Regulations; to perform such other and further duties as may from time to time be assigned to him by the directors or the president; and to deliver all books, paper and property of the corporation in his possession to his successor, or to the president.

     Section 3.07. Duties of the Treasurer. The treasurer, or an assistant treasurer, if any, in case of the absence or inability to act of the treasurer, shall receive and safely keep in charge all money, bills, notes, choses in action, securities and similar property belonging to the corporation, and shall do with or disburse the same as directed by the president or the directors; shall keep an accurate account of the finances and business of the corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, stated capital and shares, together with such other accounts as may be required and hold the same open for inspection and examination by the directors; shall give bond in such sum with such security as the directors may require for the faithful performance of his duties; shall, upon the expiration of his term of office, deliver all money and other property of the corporation in his possession or custody to his successor or the president; and shall perform such other duties as from time to time may be assigned to him by the directors.


                                  ARTICLE FOUR

                                     SHARES

     Section 4.01. Certificates. Certificates evidencing ownership to shares of the corporation shall be issued to those entitled to them. Each certificate evidencing shares of the corporation shall bear a distinguishing number; the signatures of the chairman of the board, the president, or a vice president, and of the secretary or an assistant secretary (except that when any such certificate is countersigned by an incorporated transfer agent or registrar, such signatures may be facsimile, engraved, stamped or printed); and such recitals as may be required by law. Certificates evidencing shares of the corporation shall be of such tenor and design as the directors may from time to time adopt and may bear such recitals as are permitted by law.

     Section 4.02. Transfers. Where a certificate evidencing a share or shares of the corporation is presented to the corporation or its proper agents with a request to register transfer, the transfer shall be registered as requested if:

     (l) An appropriate person signs on each certificate so presented or signs on a separate document an assignment or transfer of shares evidenced by each such certificate, or signs a power to assign or transfer such shares, or when the signature of an appropriate person is written without more on the back of each such certificate; and

     (2) Reasonable assurance is given that the endorsement of each appropriate person is genuine and effective; the corporation or its agents may refuse to register a transfer of shares unless the signature of each appropriate person is guaranteed by a commercial bank or trust company having an office or a correspondent in the City of New York or by a firm having membership in the New York Stock Exchange; and

     (3) All applicable laws relating to the collection of transfer or other taxes have been complied with; and

     (4) The corporation or its agents are not otherwise required or permitted to refuse to register such transfer.

     Section 4.03. Transfer Agents and Registrars. The directors may appoint one or more agents to transfer or to register shares of the corporation, or both.

     Section 4.04. Lost, Wrongfully Taken or Destroyed Certificates. Except as otherwise provided by law, where the owner of a certificate evidencing shares of the corporation claims that such certificate has been lost, destroyed or wrongfully taken, the directors must cause the corporation to issue a new certificate in place of the original certificate if the owner:

     (1) So requests before the corporation has notice that such original certificate has been acquired by a bona fide purchaser; and

     (2) Files with the corporation, unless waived by the directors, an indemnity bond, with surety or sureties satisfactory to the corporation, in such sums as the directors may, in their discretion, deem reasonably sufficient as indemnity against any loss or liability that the corporation may incur by reason of the issuance of each such new certificate; and

     (3) Satisfies any other reasonable requirements which may be imposed by the directors, in their discretion.


                                  ARTICLE FIVE

                          INDEMNIFICATION AND INSURANCE

     Section 5.01. Indemnification. The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative (other than an action threatened or instituted directly by the corporation) by reason of the fact that he is or was a director or officer of the corporation or any present or former director or officer of the corporation who is or was serving at the request of the corporation as a director, trustee, officer, employee or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

     Section 5.02. Discretionary Indemnification. The corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative by reason of the fact that he is or was an employee or agent of the corporation or is or was serving at the request of the corporation as a director, trustee, of officer, employee or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

     The corporation may also indemnify or agree to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit which is threatened or instituted by the corporation directly (rather than a derivative action in the right of the corporation) to produce a judgment in its favor by reason of the fact that he is or was a director or officer of the corporation or any present or former director or officer of the corporation who is or was serving at the request of the corporation as a director, trustee, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by him, judgments and amounts paid in connection with such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that no such indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless and only to the extent that the Court of Common Pleas of Defiance County, Ohio or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as such Court of Common Pleas or such other court shall deem proper.

     Section 5.03. Indemnification for Expenses. To the extent that a director, trustee, officer, employee or agent has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section
5.02 hereof, or in defense of any claim, issue, or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

     Section 5.04. Determination Required. Any indemnification under Sections
5.01 and 5.02 (unless ordered by a court) shall be made by the corporation only upon a determination that the indemnification of the director, trustee, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in Sections 5.01 and 5.02. Such determination shall be made (A) by the board of directors by a majority vote of a quorum consisting of directors who were not and are not parties to, or threatened with, such action, suit or proceeding or (B) if such a quorum is not obtainable or if a majority of a quorum of disinterested directors so directs, in a written opinion by independent legal counsel, or (C) by the shareholders. Any determination made by the disinterested directors or by independent legal counsel under this Section 5.04 to provide indemnity under Section 5.01 or 5.02 to a person threatened or sued in the right of the corporation (derivatively) shall be promptly communicated to the person who threatened or brought the derivative action or suit in the right of the corporation, and such person shall have the right, within 10 days after receipt of such notification, to petition the Court of Common Pleas of Defiance County, Ohio or the court in which



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action or suit was brought to review the reasonableness of such determination.

     Section 5.05. Advances for Expenses. Expenses (including attorneys' fees) incurred in defending any civil or criminal action, suit, or proceeding referred to in Sections 5.01 and 5.02 may be paid by the corporation in advance of the final disposition of such action, suit or proceeding as authorized by the board of directors in the specific case upon receipt of an undertaking by or on behalf of the director, trustee, officer, employee, or agent to repay such amount, unless it shall ultimately be determined that he is entitled to be indemnified by the corporation as authorized in this Article Five.

     Section 5.06. Article Five Not Exclusive. The indemnification provided by this Article Five shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under the Articles or the Regulations or any agreement, vote of shareholders or disinterested directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, trustee, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

     Section 5.07. Insurance. The corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of this Article Five.

     Section 5.08. Definition of "the Corporation". As used in this Article Five, references to "the corporation" include all constituent corporations in a consolidation or merger and the new or surviving corporation, so that any person who is or was a director, trustee, officer, employee or agent of such a constituent corporation, or is or was serving at the request of such constituent corporation as a director, trustee, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, shall stand in the same position under the provisions of this Article Five with respect to the new or surviving corporation as he would if he had served the new or surviving corporation in the same capacity.




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                                   ARTICLE SIX

                                  MISCELLANEOUS

     Section 6.01. Seal. The corporation shall have no seal.

     Section 6.02. Amendments. The Regulations may be amended, or new regulations may be adopted, at a meeting of shareholders held for such purpose, or without a meeting by the written consent of the holders of shares entitling them to exercise not less than all (100%) of the voting power of the corporation on such proposal.

     Section 6.03. Action by Shareholders or Directors Without a Meeting. Anything contained in the Regulations to the contrary notwithstanding, except as provided in Section 6.02, any action which may be authorized or taken at a meeting of the shareholders or of the directors or of a committee of the directors, as the case may be, may be authorized or taken without a meeting with the affirmative vote or approval of, and in a writing or writings signed by, all the shareholders who would be entitled to notice of a meeting of the shareholders held for such purpose, or all the directors, or all the members of such committee of the directors, respectively, which writings shall be filed with or entered upon the records of the corporation.




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